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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                      ------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                      ------------------------------------


         Date of report (Date of earliest event reported): June 22, 1998




                            NATIONAL PROCESSING, INC.
                 -----------------------------------------------
               (Exact name of registrant as specified in charter)



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
                  Ohio                                  1-11905                           61-1303983
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(State or other jurisdiction of incorporation)   (Commission File No.)        (IRS Employer Identification No.)

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One Oxmoor Place, 101 Bullitt Lane, Suite 450 Louisville, Kentucky      40222
------------------------------------------------------------------    --------
                          (Address of Principal Executive Offices)   (Zip Code)


                     1231 Durrett Lane, Louisville, Kentucky
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




       Registrant's telephone number, including area code: (502) 326-7000


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ITEM 5.  OTHER EVENTS

                  On June 22, 1998, the Registrant announced that, primarily as the result of continued shortfalls in its Corporate Services Division, second quarter and full-year 1998 earnings would likely fall short of analysts' consensus expectations. According to First Call, consensus earnings estimates as of June 18, 1998 were $.12 per share for the second quarter and $.62 per share for the full year 1998.

                  The expected shortfall in Corporate Services is due mainly to operating problems in the remittance product area, which is undergoing a lengthy and unexpectedly difficult conversion to a new operating environment. The 1998 business plan did not contemplate the magnitude and duration of this and other operating problems, but based on actual results through the first five months and a revised forecast, second quarter and full year earnings for the company as a whole could be as much as one-half and one-fourth, respectively, below previous consensus estimates.

                  Reference is made to the News Release, dated June 22, 1998, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 7            FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         a)       Financial Statements of business acquired:
                  -----------------------------------------

                  None.

         b)       Pro forma financial information:
                  -------------------------------

                  None.

         c)       Exhibits.
                  --------

                  99.1 News Release, dated June 22, 1998, incorporated herein by reference.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NATIONAL PROCESSING, INC.


                                        By:  /s/ Carlton E. Langer
                                           -----------------------------------
                                             Name:   Carlton E. Langer
                                             Title:  Secretary


Dated:  June 23, 1998




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